SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  October 3, 2005

VISTULA COMMUNICATIONS SERVICES, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-50758	20-0734966
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

Suite 801, 405 Park Avenue, New York, NY 10022

(Address of principal executive offices) (Zip Code)

(212) 317-8900

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below).

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01                                     ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Warrant Exercise Agreement

On October 3, 2005, we entered into Warrant Exercise Agreements with three holders of warrants issued in our private placement that closed on February 18 and March 4, 2005 (the “Private Placement”).  Under these agreements, we have agreed to issue to these holders new common stock purchase warrants (“New Warrants”) in the event of their exercise on or before October 31, 2005 of their outstanding warrants, which have an exercise price of $1.00 per share.  The New Warrants will be exercisable for a number of shares equal to the number of shares they purchase upon such exercise of the outstanding warrants.

The New Warrants will have an exercise price of $1.50 per share and will be exercisable up to a date five years after the date of issuance.  The New Warrants will contain a cashless exercise provision whereby the holder may pay the exercise price by having us withhold upon exercise shares having a fair market value equal to the applicable aggregate exercise price if, after the first anniversary of the date of issuance of the warrant there is no effective registration statement registering, or no current prospectus available for, the resale of the shares issuable upon the exercise of the warrants.  In the event this provision is used with respect to an exercise, we would receive no proceeds from the sale of our common stock in connection with such exercise.

To date, the three warrant holders who entered into the Warrant Exercise Agreement, who prior to exercise held warrants exercisable for an aggregate 1,749,999 shares of common stock, have exercised their warrants with respect to an aggregate 1,529,999 shares of common stock.  We have received aggregate cash proceeds of $1,529,999 in connection with these exercises.

In accordance with the terms of the Securities Purchase Agreement under which the Private Placement was effected, we have offered to enter into Warrant Exercise Agreements with each of the holders of warrants issued in the Private Placement.  However, there can be no assurance that additional holders of warrants will enter Warrant Exercise Agreements or, in the event that they do, exercise their warrants either in whole or in part.

We have agreed to pay a placement fee to a placement agent, IndiGo Securities LLC, equal to 5% of the aggregate purchase price of the shares of common stock issued to the holders upon exercise of their outstanding warrants.  In addition, we will issue to IndiGo a warrant to purchase a number of shares equal to 5% of the aggregate number of shares issued upon exercise of warrants issued under the Warrant Exercise Agreements.  IndiGo also served as the placement agent for the Private Placement.

Registration Rights Agreement

We have agreed to register for resale under the Securities Act of 1933, as amended, the shares underlying the New Warrants pursuant to a Registration Rights Agreement dated as of October 3, 2005.  Under the Registration Rights Agreement, we are required to file a registration statement covering these shares with the Securities and Exchange Commission no later than December 31, 2006 or the fifth business day following the expiration of certain restrictions on new registrations under the Securities Purchase Agreement entered into in connection with the Private Placement, whichever comes first.  The registration statement must be declared effective by the Securities and Exchange Commission no later than January 30, 2006.  In the event we fail to file the registration statement or it is not declared effective within the timeframes specified by the Registration Rights Agreement, we will be required to pay to the holders of New Warrants liquidated damages equal to 0.5% per month (but pro-rated on a daily basis for any period of less than a full month) of the aggregate exercise price of the replacement warrants until we file the delinquent registration statement or the registration statement is declared effective, as applicable.

The discussion in this current report is only a summary and is qualified in its entirety by reference to the form of New Warrant, the form of Warrant Exercise Agreement, and the Registration Rights Agreement, which are included as Exhibits 4.1, 10.1, and 10.2, respectively, to this current report on Form 8-K and are incorporated by reference in this Item.

ITEM 3.02                                       UNREGISTERED SALES OF EQUITY SECURITIES

Under the Warrant Exercise Agreements, we will be required to issue to the other parties thereto New Warrants to purchase up to an aggregate 1,749,999 shares of our common stock, depending on the number of shares these holders purchase upon exercise of their existing warrants during the applicable period.  The New Warrants will have an exercise price of $1.50 per share with an expiration date of five years after the date of issuance.  We paid, or are obligated to pay, commissions in connection with this private placement in an amount to be determined as described in Item 1.01, which commission will include a common stock purchase warrant exercisable for up to 87,500 shares (depending on the number of shares purchased upon exercise of the existing warrants) on substantially the same terms as the New Warrants.  The issuance of the warrants pursuant to the Warrant Exercise Agreement and to the placement agent, is exempt from registration under Section 4(2) of the Securities Act of 1933, as amended.

ITEM 9.01                                       FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits

Number	Title

4.1	Form of Common Stock Purchase Warrant

10.1	Form of Warrant Exercise Agreement

10.2	Registration Rights Agreement dated as of October 3, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VISTULA COMMUNICATIONS SERVICES, INC.

Dated: October 7, 2005	/s/ George R. Vaughn
George R. Vaughn
Chief Financial Officer

Exhibit Index

Number	Title

4.1	Form of Common Stock Purchase Warrant

10.1	Form of Warrant Exercise Agreement

10.2	Registration Rights Agreement dated as of October 3, 2005